Exhibit 99.1

Faraday Future Plans to Share Details of its “US-China Automotive Industry Bridge Strategy” in
the Next Month or Two and has Received a Grant from Nasdaq for an Extended Stay of Suspension

-	The Company just filed its 2023 fourth quarter and full year financial report, with the 2024 Q1 report preparation underway.

LOS ANGELES, California, May 29, 2024 -- Faraday Future Intelligent Electric Inc. (Nasdaq: FFIE) (“FF”, “Faraday Future”, or “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced that it will share the details of the “US-China Automotive Industry Bridge Strategy” in the next month or two. This will include a phase 1 strategy of its “FF Automotive Industry Bridge Strategy.”

During the earnings call held yesterday for its financial results for its fourth quarter and full year ended December 31, 2023, the FF management team shared the major milestones and initiatives that the Company made in 2023 and further plans for business growth in 2024.

The “US-China Automotive Industry Bridge Strategy”

The Company is expecting to provide additional details adjusting its corporate strategy by returning to the earlier two-brand setup to distinguish market segments. This will enable the integration of FF’s high value “Ultimate AI TechLuxury” solutions and features of its I.A.I technology into vehicles in a more affordable mass market product segments.

As part of FF’s dual-home-market strategy, FF could leverage its unique bridge value to integrate the strengths of the US automotive industry with those of Chinese car companies and the respective supply chains.

The Company has had preliminary discussions with several global OEMs and suppliers about how FF can help build a bridge between US and Chinese automotive industries through industrial coordination and collaboration.

The platform would leverage FF’s expertise and capabilities in product, technology, regulation processes, along with its state-of-the-art manufacturing plant – the FF ieFactory in Hanford. Furthermore, FF’s user ecosystem establishment could also be included as part of this global initiative.

Compliance Updates

Moreover, the Company received a grant from Nasdaq for an extended stay of the suspension pending a hearing with Nasdaq’s Hearings Panel.

With the 10-K Financial Report filed successfully, the Company fulfilled one of the listing compliance requirements, and work on the quarterly report for the first quarter 2024 on form 10-Q is actively progressing.

Quality Enhancement Campaign

With operational initiatives continuing to progress, the primary focus of the Company in 2024 is the ramp up of the FF 91 vehicle production.

The Company started a quality campaign accompanying the production ramp. FF’s production successes in 2023 included commissioning a robotic Body Shop & Paint Shop equipment and streamlining vehicle assembly process to increase throughput capability. Quality assurance has been enhanced in every phase of the company to help embed a culture of continuous improvement.

The Company is building a stronger quality culture focused on providing FF 91 owners with enhanced satisfaction. A focus on attention to detail is part of all final quality checks, as each vehicle undergoes comprehensive static, dynamic, and functional inspections to ensure that the vehicle fulfills all of the quality expectations.

As such, final Quality Customer Craftsmanship Audit (referred to as CCA) improved by 50 percent compared to the Company’s initial CCA scores. Significant vehicle improvements continue to be implemented in terms of fit, finish, vehicle functionality and quality.

ABOUT FARADAY FUTURE

Faraday Future is the pioneer of the Ultimate AI TechLuxury ultra spire market in the intelligent EV era, and the disruptor of the traditional ultra-luxury car civilization epitomized by Ferrari and Maybach. FF is not just an EV company, but also a software-driven intelligent internet company. Ultimately FF aims to become a User Company by offering a shared intelligent mobility ecosystem. FF remains dedicated to advancing electric vehicle technology to meet the evolving needs and preferences of users worldwide, driven by a pursuit of intelligent and AI-driven mobility.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the Company’s planned financings, growth strategy in the U.S., China and the Middle East, and the Company’s leasing program, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include, among others: the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warrant claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to cover future warranty claims; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on May 28, 2024 and other documents filed by the Company from time to time with the SEC. Investors (English): ir@faradayfuture.com

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com